                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PRO TECH COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         PRO TECH COMMUNICATIONS, INC.
                          3311 INDUSTRIAL 25TH STREET
                           FORT PIERCE, FLORIDA 34946

                                                                          , 2000

Dear Fellow Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of
Pro Tech Communications, Inc. to be held at                p.m., local time, on
          , 2000 at the                . All shareholders of record as of
          , 2000 are entitled to vote at the meeting. I urge you to be present in person or represented by proxy at the meeting.

     The enclosed notice of the annual meeting, proxy statement and proxy card fully describe the business to be conducted at the meeting. At the meeting, you will be asked to consider and vote upon: (a) an amendment to Pro Tech's Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 40,000,000 shares and to create a new class of 2,000,000 shares of blank check preferred stock; (b) an amendment to the Company's 1998 Stock Option Plan increasing the number of shares under the 1998 Plan from 500,000 to 2,000,000 shares of common stock; (c) the election of two persons to the board of directors of Pro Tech, and (d) the appointment of Pro Tech's independent auditors.

     The board of directors believes that a favorable vote on these matters is in the best interest of Pro Tech and its shareholders and unanimously recommends a vote "FOR" such matters. Accordingly, we urge you to review the enclosed material carefully and to return the enclosed proxy promptly.

     Even if you expect to attend the meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the meeting, you may vote in person even if you have previously mailed your proxy.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                                   /s/ KEITH LARKIN
                                          --------------------------------------
                                          Keith Larkin
                                          Chairman of the Board of Directors

                         PRO TECH COMMUNICATIONS, INC.
                          3311 INDUSTRIAL 25TH STREET
                           FORT PIERCE, FLORIDA 34946

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD             , 2000

To All Shareholders:

     The Annual Meeting (the "Meeting") of Shareholders of Pro Tech Communications, Inc., a Florida corporation (the "Company"), will be held at
     :     p.m. on                (day of week),                          , 2000
at the                (place and street address) for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Articles of
        Incorporation:

      (a) to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 10,000,000 shares to 40,000,000 shares; and

      (b) to authorize the issuance of 1,000,000 shares of blank check preferred stock;

     2. To elect two persons to the board of directors of the Company to serve until their successors are elected;

     3. To consider and vote upon a proposal to amend the Company's 1998 Stock Option Plan to increase the shares available for issuance under the Plan from 500,000 to 2,000,000;

     4. To ratify the appointment of Morgan Jacoby Thurn Boyle & Associates, P.A. as the Company's independent auditors for the fiscal year ending October 31, 2000; and

     5. To transact such other business as may properly come before the Meeting.

     These items are more fully described in the accompanying proxy statement.
The record date for the Meeting is the close of business on           , 2000.
All holders of Common Stock at that time are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NOS. 1, 2, 3, and 4.

     Your vote is extremely important. To ensure that your shares are represented, you should complete, sign, date and return the enclosed proxy card in the prepaid envelope enclosed. This action will not limit your right to vote in person if you wish to attend the Meeting and vote personally.

                                          By Order of the Board of Directors,

                                                 /s/ RICHARD HENNESSEY
                                          --------------------------------------
                                          Richard Hennessey
                                          President and Secretary

Fort Pierce, Florida
          , 2000

                         PRO TECH COMMUNICATIONS, INC.
                          3311 INDUSTRIAL 25TH STREET
                           FORT PIERCE, FLORIDA 34946

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

SOLICITATION

     This proxy statement and the accompanying proxy card are being mailed on or
about                , 2000, to all shareholders of record at the close of
business on                , 2000, in connection with the solicitation by the
board of directors of proxies for the Annual Meeting of Shareholders (the "Meeting") of Pro Tech Communications, Inc. (the "Company") to be held at
               , local time, on                          , 2000 at the
               Hotel,                . Proxies will be solicited by mail, and
all expenses of preparing and soliciting such proxies will be paid by the Company. All proxies duly executed and received by the persons designated as proxy thereon will be voted on matters presented at the Meeting in accordance with the instructions given thereon by the person executing such proxy. Management does not know of any other matter that may be brought before the Meeting, but, in the event that any other matter should properly come before the Meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

     A list of shareholders entitled to notice of the Meeting will be available for examination by any shareholder at the Company's offices, 3311 Industrial 25th Street, Fort Pierce Florida 34946, for a period of 10 days prior to the Meeting. The list will also be available for inspection at the Meeting.

REVOCABILITY

     Any shareholder may revoke his or her proxy at any time before the Meeting by written notice to such effect received by the Company at the address shown above, attention: Corporate Secretary. A shareholder also may revoke his or her proxy at any time before the Meeting by delivery of a subsequently dated proxy or by attending the Meeting and voting in person.

NO APPRAISAL RIGHTS

     The Company's shareholders are not entitled to appraisal rights under Florida law with respect to any of the proposals to be considered and voted upon at the Meeting.

QUORUM AND VOTING

     The total number of issued and outstanding shares of common stock of the Company as of April 20, 2000, was 4, 266,000. The common stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on
                              , 2000 will be entitled to vote. All properly
executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, the Company's shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. With regard to the other proposals, the Company's shareholders may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or may abstain from voting on any or all proposals. Shareholders should specify their respective choices on the accompanying proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares of common stock represented by a signed proxy card will be voted "FOR" Proposal Nos. 1, 2, 3 and 4, listed on the proxy card. If any other matters properly come before the Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     A majority of the shares outstanding and entitled to vote, or 2,133,001 shares as of April 20, 2000, must be present at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. The affirmative vote of a majority of all of the outstanding shares of common stock of the Company is required to approve the proposed amendments to the Company's Articles of Incorporation. Thus, a majority of outstanding shares of common stock (or 2,133,001 shares) must vote in favor of Proposal No. 1 or it will be defeated. The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy at the Meeting is required to approve and adopt the other proposals being voted on at the Meeting and is required to transact such other business as may properly come before the Meeting. With respect to a proxy marked "ABSTAIN," shares are considered present at the Annual Meeting for the purpose of determining the presence of a quorum, but as they are not affirmative votes for the proposal, they will have the same effect as a vote against the proposal. With respect to broker non-votes, shares are not considered present at the Meeting for the proposal for which the shareholder withheld authority for the broker to vote upon the proposal and will not be counted in favor of or against the proposal, but will be counted toward a quorum. Because the affirmative vote of a majority of all of the outstanding shares of common stock of the Company is required to approve the proposed amendments to the Company's Articles of Incorporation, a broker non-vote with respect to this proposal will have the effect of a vote against the proposal. For these reasons, it is important that all shares are represented at the Meeting, either in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 20, 2000, information concerning the shares of common stock beneficially owned by each person who, to the knowledge of the Company, is (i) the beneficial owner of more than five percent of the common stock of the Company, (ii) each director of the Company,
(iii) the five most highly compensated executive officers of the Company, if such compensation was at least $100,000, (including the Company's Chief Executive Officer) in the last fiscal year, and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

                                                       AMOUNT AND NATURE      APPROXIMATE
                                                         OF BENEFICIAL        PERCENTAGE
NAME OF BENEFICIAL OWNER                                   OWNERSHIP           OF CLASS
------------------------                               -----------------      -----------
Keith Larkin.........................................      1,380,000(1)          28.7%
Richard Hennessey....................................        350,000(2)           7.6%
All Executive Officers and Directors as a Group
  (2 persons)........................................      1,730,000(1)(2)       33.5%

-------------------------

(1) Includes 540,000 shares of common stock underlying a stock option, which is presently exercisable at $.50 per share and expires on April 15, 2001, and 40,000 shares of common stock owned by The Seek Foundation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1954, as amended. The directors of such organization are Keith Larkin and his wife, Cynthia Larkin.

(2) Represents 350,000 shares of common stock underlying two stock options, which are presently exercisable at $.375 per share. Of such options, 200,000 expire on April 13, 2001, 100,000 expire on August 3, 2001 and 50,000 expire on August 3, 2002.

     The Company has been advised by Mr. Larkin, who holds or otherwise has voting power with respect to 840,000 shares of common stock (representing approximately 19.7% of the votes possible), that he intends to vote such shares in favor of the proposals to be presented for consideration and approval at the Meeting.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Company believes that, during the period from November 1, 1998, to October 31, 1999, its officers, directors, and greater than 10% shareholders complied with the filing requirements of Section 16(a) of the Exchange Act.

            PROPOSAL 1.   AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Company's board of directors has unanimously approved and declared advisable an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 10,000,000 to 40,000,000 and to authorize the creation of 1,000,000 shares of blank check preferred stock. The board of directors is submitting this matter for adoption by the holders of the common stock entitled to vote at the Annual Meeting.

                      INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current shareholders' percentage ownership interest in the total outstanding shares of common stock. Approval of this proposal will not alter the current number of issued shares, unless the Company completes the transaction described in "Proposed Transaction." The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

     As of April 20, 2000, a total of 4,266,000 shares of the Company's currently authorized shares of common stock were issued and are outstanding, leaving 5,734,000 shares of common stock available for all other purposes. Presently, 1,029,500 of the currently authorized but unissued shares of common stock are required to be held in reserve for possible future issuance upon exercise of outstanding stock options. The proposed increase in the number of authorized but unissued shares of common stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. Except for the purposes described in the "Proposed

Transaction" section, the Company currently has no specific plans to issue any additional unissued and unreserved shares of common stock.

PROPOSED TRANSACTION

     On June 2, 1999, the Company entered into a preliminary agreement with NCT Hearing Products, Inc. ("NCT Hearing"), a wholly-owned subsidiary of NCT Group, Inc. ("NCT"), pursuant to which the Company had preliminarily agreed to issue a majority of the common stock of the Company to NCT Hearing in exchange for obtaining a license agreement to use NCT Hearing's Active Noise Reduction ("ANR") technology and Clear-Speech(R) algorithm technology. The Company understands that ANR technology is particularly effective at reducing low frequency noise and that Clear-Speech(R) technology removes noise from voice transmissions. The Clear-Speech(R) technology can be adjusted to optimize performance for a particular noise, or can be set to provide noise reduction across a wide range of noises. The Company believes that it can incorporate NCT Hearing's ANR and Clear-Speech(R) technologies into the Company's lightweight telephone headsets.

     The Company entered into the preliminary agreement with NCT Hearing because NCT Hearing had agreed to introduce the Company to persons who would make an equity investment in the Company of up to $3 million. Although the preliminary agreement expired in August 1999, the parties presently are continuing their discussions whereby the Company would issue to NCT Hearing a majority of the outstanding common stock of the Company in exchange for a license to use NCT Hearing's ANR and Clear-Speech(R) technologies. The Company and NCT Hearing have not yet begun to negotiate the terms of the license agreement relating to NCT Hearing's technology.

     On March 8, 2000, the Company signed a non-binding term sheet with NCT, NCT Hearing and Selinus Limited who was introduced to the Company by NCT Hearing. Under the term sheet, the Company has preliminarily agreed to issue to Selinus Limited warrants to purchase 4.5 million shares of the Company's common stock for $1.5 million in cash. The exercise price of the warrants being negotiated among the parties is $.50 per share. On March 8, 2000, the closing sale price of the Company's common stock on the OTC Bulletin Board was $1.21. The Company has also agreed to register all of the shares of its common stock underlying the warrants in a registration statement to be filed with the Securities and Exchange Commission after the transaction is completed. Under the terms of the warrants being discussed among the parties, the warrants would be callable by the Company in three 1.5 million share blocks, after the Company's common stock trades at a minimum of 150,000 shares per day. Thereafter, the first block of
1.5 million shares may be called by the Company when the Company's common stock price reaches and maintains for a minimum of 15 consecutive trading days a price of 36% above the exercise price per share of the warrants. The second block of
1.5 million shares may be called by the Company when the Company's common stock reaches and maintains for a minimum of 15 consecutive trading days a price 88% above the exercise price per share of the warrants. The last block of 1.5 million shares may be called by the Company when the Company's common stock reaches and maintains for a minimum of 15 consecutive trading days a price of 127% above the exercise price per share of the warrants.

     If the Company does not register the shares of its common stock underlying the warrants within one year after the closing of the transaction, Selinus Limited would have the right to have a cashless exercise of the warrants, the terms of which have not yet been negotiated among the parties.

     As part of the term sheet, the Company has also preliminarily agreed to issue 1,500 shares of convertible preferred stock of the Company to Selinus Limited for $1.5 million in cash. The convertible preferred stock would not have any voting rights, except as may be required by applicable law, and would provide for a 4% accretion payment by the Company, at the Company's option, in the Company's common stock or cash at the time of the conversion of the preferred stock.

     All shares of the preferred stock would be required to be converted 36 months after the closing date of the transaction. In addition, the investor would have the right to convert its shares of preferred stock into shares of the Company's common stock at any time. The amount of shares of the Company's common stock to be issued for each share of convertible preferred stock would be determined by dividing the $1,000 stated value of each share of convertible preferred stock by the conversion price. The conversion price would be equal to the lesser of (a) $.50 or (b) a 20% discount from the lowest average closing bid price of the Company's common stock for any consecutive five-day period out of the 15-day period preceding the conversion.

     Selinus Limited would also have the option, at its discretion, to convert the preferred stock into NCT common stock at a 20% discount below the lowest average closing bid price of NCT's common stock for any consecutive five-day period out of the 15-day period preceding conversion. Six months from the closing of the transaction, up to one-half of the shares of preferred stock would be subject to this option, and the balance of the preferred stock would be subject to this option 12 months after the closing.

     The Company has preliminarily agreed to file a registration statement with the Securities and Exchange Commission covering all of the shares of the Company's common stock underlying the preferred stock within 60 days after the closing of the transaction and to maintain the effectiveness of the registration for three years.

     Because the proposed arrangements described above among the Company, NCT Hearing and Selinus Limited are non-binding, subject to change due to further negotiation among the parties and do not require shareholder approval for the Company to complete the transactions, the board of directors is only seeking approval of amendments to the Company's Articles of Incorporation to increase the number of shares of common stock authorized thereunder and to create a new class of blank check preferred stock, which could be issued by the Company to NCT Hearing and Selinus Limited, respectively. If the amendments to the Articles of Incorporation are approved by the shareholders and the Company thereafter enters into agreements with NCT Hearing and Selinus Limited respecting the issuance of common stock and a form of preferred stock, shareholders of the Company will not be asked to vote to approve the agreements or the issuance of the Company's common stock or preferred stock pursuant to such agreements.

STOCK OPTIONS

     The Company has a 1996 Stock Option Plan and a 1998 Stock Option Plan. The Company is required to reserve 1,029,500 shares of its common stock for issuance pursuant to outstanding options under the Plans. For a description of the 1996 and 1998 Stock Option Plans, see "Proposal Number 3. Election of
Directors -- Stock Option Plans." If the Company completes the transaction described in the preceding section, a portion of the additional authorized shares of common stock will be reserved for issuance under the 1998 Stock Option Plan.

CONSULTING AGREEMENT

     Pursuant to a consulting agreement dated as of March 15, 1999, as amended as of June 1, 1999, and as modified as of July 29, 1999, between the Company and Union Atlantic L.C. ("Union Atlantic"), the Company is obligated to issue two percent (2%) of its outstanding common stock to Union Atlantic if the transactions with NCT Hearing and Selinus Limited are completed. In order to comply with the consulting agreement, certain members of its management team may assign stock options to Union Atlantic, and the Company will provide Union Atlantic with the funds to exercise such options. Union Atlantic has certain piggy-back registration rights for all of the shares of common stock it may receive under its agreement with the Company.

ADDITIONAL CONSIDERATIONS

     The proposed increase in the number of authorized shares of common stock would enable the Company, without further shareholder approval, to issue such shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits, stock dividends and present and future employee benefit plans, which would dilute the equity interest in the Company of the then-present shareholders.

     Except for the purposes outlined in the preceding sections, the Company currently has no specific plans, agreements or understandings to issue any additional shares of common stock.

     The additional shares of common stock to be authorized by the amendment would have rights identical to those currently outstanding shares of common stock. One of the effects of the proposed amendment, if adopted, might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which shareholders might view as desirable.

                    CREATION OF BLANK CHECK PREFERRED STOCK

     The proposed amendment to the Articles of Incorporation will create 1,000,000 authorized shares of "blank check" preferred stock. Article IV of the proposed Amended and Restated Articles of Incorporation attached as Exhibit "A" to this proxy statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Amended and Restated Articles of Incorporation as set forth in Exhibit "A."

     The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of the Company's Amended and Restated Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its shareholders. As noted in the "Proposed Transaction" section, the Company is presently negotiating with NCT Hearing and Selinus Limited to sell a non-voting preferred stock to Selinus Limited. However, the Company may not be able to negotiate terms and conditions with such parties that are acceptable to the board of directors. Accordingly, the board of directors is seeking shareholder approval of an amendment to the Articles of Incorporation which would give the board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its shareholders. Except for the possible issuance of the preferred stock to the investor described hereinabove, the Company has no immediate definitive plans to issue any shares of preferred stock. Therefore, the terms, rights and features of a preferred stock subject to this proposal cannot be stated or predicted with certainty.

     It is not possible to state the effects of the proposed amendment upon the rights of holders of common stock until the board of directors determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount otherwise available for payment of dividends on common stock, if any, (ii) restrictions on dividends on common stock, (iii) dilution of the voting power of common stock, and (iv) restrictions on the rights of holders of common stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights of the common stock, and may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

     The proposed amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

     While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the issued and
outstanding shares of common stock as of                          , 2000 is
required to approve the proposed Amended and Restated Articles of Incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE COMMON STOCK VOTE "FOR" THE PROPOSAL TO THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                      PROPOSAL 2.   ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the board of directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. Two directors are to be elected at the Meeting to serve until their successors are elected and qualified. Proxies not marked to the contrary will be voted in favor of the election of each named nominee.

INFORMATION CONCERNING NOMINEES

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age, and the year from which such nominee's service on the Company's board of directors dates:

NAME                                AGE   DIRECTOR SINCE           POSITIONS AND OFFICES
----                                ---   --------------           ---------------------
Keith Larkin......................  76         1994        Chairman of the Board of Directors,
                                                             Chief Executive Officer and
                                                             Treasurer
Richard Hennessey.................  41         1998        President, Director, and Secretary

     KEITH LARKIN is the founder, Chairman of the Board of Directors and Treasurer of the Company. Mr. Larkin's 30-year professional career has been devoted to designing, manufacturing and marketing his new designs in lightweight telephone headsets. In 1961, Mr. Larkin founded Plantronics, the current industry leader in lightweight telephone headsets with annual sales of all its products (including the electronic amplifier) in 1999 of approximately $286 million. From 1961 until he sold his interest in 1967, Mr. Larkin served as the President and Chairman of Plantronics, during which Plantronics established itself as the main source of lightweight telephone headsets to the telephone industry and provided the headsets for NASA Mercury, Gemini and Apollo moon flights. In the late 1970's, Mr. Larkin conceived, developed and patented a new design in headsets to compete against Plantronics' headsets. With Mr. Larkin as its President, ACS Wireless attained $1 million monthly sales figures to the telephone market within three years of operation and replaced Plantronics' headsets on the NASA Space Shuttle. In 1986, he left ACS Wireless to become involved in Christian children's relief programs in Haiti and Honduras for a period of three years. From January 1989 to August 1991, Mr. Larkin served as the President of Advanced Recreational Technology, Inc., an engineering research and development company owned by Mr. Larkin. In August 1991,

Mr. Larkin founded Pro Tech Systems, a California limited partnership that he managed as general partner. Pro Tech Systems was formed to design, manufacture, and market lightweight telephone headsets. Upon the transfer of all of the assets of Pro Tech Systems to the Company in November 1994, Mr. Larkin became the Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer of the Company, positions which he has held until February 2, 1998, when he resigned as President of the Company but retained his position as Chairman of the Board of Directors, Chief Executive Officer and Treasurer.

     RICHARD HENNESSEY joined the Company as Director of Marketing in August 1995 and was appointed Vice President Marketing on June 10, 1996. On August 4, 1998, Mr. Hennessey was appointed to Secretary and Director of the Company. On February 2, 1999 Mr. Hennessey was appointed President and Chief Operating Officer of the Company. From 1982 through 1984, Mr. Hennessey was a salesman with the computer sales division of Lanier Business Products located in Boston, Massachusetts. From 1984 through April 1994, Mr. Hennessey held various new venture sales and sales management positions with Digital Equipment Corporation. From January 1995 until Mr. Hennessey joined the Company, he was engaged in voluntary missionary work.

BOARD MEETINGS AND COMMITTEES

     The board of directors held no formal board meetings during the fiscal year ended October 31, 1999. On five occasions throughout the year, the board of directors took action by unanimous consent in lieu of holding a meeting. The Company does not have audit, nominating and compensation committees of the board of directors.

COMPENSATION OF DIRECTORS

     No directors of the Company have received any fees for serving as a director during 1999.

CERTAIN TRANSACTIONS

     During fiscal year 1996, the Company loaned $28,882 to Keith Larkin. The outstanding principal and interest, at the rate of 5% per annum, are due August 2, 2003. During fiscal year 1998, the Company loaned an additional $3,650 to Mr. Larkin, which is due October 31, 2002, with interest at the rate of 5% per annum. As of October 31, 1999, Mr. Larkin owed the Company outstanding principal and interest totaling $43,743.

EXECUTIVE COMPENSATION

     Set forth below is certain information for the three fiscal years ended October 31, 1999, 1998 and 1997 relating to the cash and other compensation paid or accrued by the Company to its Chief Executive Officer, Keith Larkin. No other executive officer of the Company received compensation in excess of $100,000 for services rendered in all capacities to the Company.

                       ANNUAL COMPENSATION                                             LONG TERM COMPENSATION
------------------------------------------------------------------   -----------------------------------------------------------
                                                                                     SECURITIES
                                                                     RESTRICTED      UNDERLYING
                                                         ANNUAL        STOCK           STOCK             LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY    BONUS   COMPENSATION     AWARDS         OPTIONS          PAYOUTS      COMPENSATION
---------------------------  ----   -------   -----   ------------   ----------   ----------------   ------------   ------------
Keith Larkin..............   1999   $25,000     0       $25,000           0           540,000(1)          0              0
                             1998   $45,000     0       $45,000           0                 0             0              0
                             1997   $42,500     0       $42,500           0                 0             0              0

-------------------------

(1) For a description of such stock options, see "Stock Option Plans."

EXECUTIVE COMPENSATION AGREEMENTS

     The Company had an employment agreement with Keith Larkin, which was terminated on February 2, 1999. The agreement provided for a maximum annual salary of $90,000 with additional amounts added using the consumer price index as a minimum. Mr. Larkin was eligible for the maximum annual salary during a given year only if the Company generated annual sales of at least $2,000,000 and pre-tax income equal to at least 20% of the Company's annual sales. Since the Company did not meet the minimum requirements during fiscal years 1997, 1998 or 1999, the board of directors paid Mr. Larkin the compensation set forth in the preceding table.

     The Company has no set salary obligations to Mr. Larkin for his services for the current or future fiscal years. Mr. Larkin, however, has agreed to assign to the Company all of his rights, title and interest in and to any and all inventions, discoveries, developments, improvements, processes, trade secrets, trademark, copyright and patent rights of which he conceives during his tenure as Chairman of the Board of Directors, Chief Executive Officer and Treasurer of the Company.

     The Company does not have a written employment agreement with Richard Hennessey. During each of the fiscal years ended October 31, 1999, 1998 and 1997, Mr. Hennessey received a salary of $51,000, $51,000 and $45,000 respectively.

STOCK OPTION PLANS

     On April 15, 1996, the board of directors of the Company adopted the Company's 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for the grant by the Company of options to purchase up to an aggregate of 590,000 of the Company's authorized but unissued shares of common stock (subject to adjustment in certain cases including stock splits, recapitalizations and reorganizations) to officers, directors, consultants, and other persons rendering services to the Company.

     The purposes of the 1996 Plan are to provide incentive to employees, including officers, directors and consultants of the Company, to encourage such persons to remain in the employ of the Company and to attract to the Company persons of experience and ability. The 1996 Plan terminates on April 15, 2002.

     Options granted under the 1996 Plan may be either incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended ("incentive options"), or options that do not qualify as incentive options ("nonqualified options"). The exercise price of incentive options must be at least equal to the fair market value of the shares of common stock on the date of grant; provided, however, that the exercise price of any incentive option granted to any person who, at the time of the grant of the option, owns stock aggregating 10% or more of the total combined voting power of the Company or any parent or subsidiary of the Company ("Ten Percent Shareholder"), must not be less 110% of the fair market value.

     On April 15, 1996, options to purchase 540,000 shares were granted to Keith Larkin and 25,000 shares to each of Richard Hennessey and Kenneth Campbell, who was the Vice President of Operations at the time of the grant. The exercise price of all of the stock options was $.50 per share. The stock option exercise price was the fair value at the date of the grant, which was determined from the price paid per share during the Company's stock offering in 1996. The stock options were exercisable upon the grant date, extending over a period of three years. In August 1999, Mr. Campbell resigned from his employment with the Company, and the exercise period of his options was extended to April 14, 2006. The options granted to Mr. Hennessey expired.

     Prior to fiscal year 1998, the Company received $25,000 upon issuance of 50,000 shares of common stock upon the exercise of 50,000 options by the Company's officers. On April 13, 1999, the exercise period of the remaining 540,000 options issued to Keith Larkin were extended by vote of the board of directors for two years to April 13, 2001.

     On March 5, 1998, the board of directors adopted the 1998 Stock Option Plan for the benefit of directors, officers, employees and consultants to the Company. This plan authorized the issuance of up to 500,000 shares of common stock. On August 4, 1998, options to purchase 200,000 shares were granted to Richard Hennessey and options to purchase 100,000 shares were granted to 15 employees, all at an option price of $.375 per share. The exercise price was the fair market value of a share of common stock at the date of the grant. Of the options granted to Mr. Hennessey, 100,000 vested immediately, 50,000 vested on August 4, 1999 and 50,000 options vest on August 4, 2000. All of the options granted to the employees vested immediately. All options are exercisable over a three-year period from the date of vesting.

     On April 13, 1999, the remaining 1998 Plan options to purchase 200,000 shares were granted to Richard Hennessey at an exercise price of $.375 per share. The exercise price was greater than the fair market value of a share of common stock at the date of the grant. The options are fully vested and are exercisable through April 13, 2001.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION AND STOCK OPTION COMMITTEES

     The primary objective of the compensation policy of the Company is to align executive compensation in a way that will encourage enhanced shareholder value, while concurrently allowing the Company to attract, retain and satisfactorily reward all employees who contributed to the Company's long-term growth and economic success. The main principles of the compensation program are (1) the development of incentive plans, (2) the attainment of both the Company's short-term and long-term growth operational goals and strategic initiatives, (3) the development of competitive compensation packages that will enable the Company to attract, retain and motivate high caliber employees without depleting the Company's resources, and (4) to provide incentives to the Company's executives and other employees to share in appreciation of the price of the Company's common stock, thereby aligning their interests with those of the Company's shareholders. The compensation program for the Company's executives includes an annual salary and stock options.

                                          THE COMPENSATION COMMITTEE

                                          By:       /s/ KEITH LARKIN
                                            ------------------------------------
                                              Keith Larkin
                                              Chairman of the Board of Directors

                                                  /s/ RICHARD HENNESSEY
                                            ------------------------------------
                                              Richard Hennessey
                                              President and a Director

STOCK OPTIONS

     The following table summarizes the stock option activity of the Company's executive officers during fiscal 1999:

                         OPTIONS GRANTED IN FISCAL 1999

                                                          PERCENT OF
                                                        TOTAL OPTIONS
                                                           GRANTED
                                         SHARES               TO          EXERCISE
                                       UNDERLYING      EMPLOYEES FISCAL     PRICE     EXPIRATION
NAME                                 OPTIONS GRANTED      YEAR 1999       PER SHARE      DATE
----                                 ---------------   ----------------   ---------   ----------
Keith Larkin.......................       540,000(1)         12.7%         $0.50       4/13/01(2)
Richard Hennessey..................       200,000(2)          8.2%         $0.375       8/3/03(2)

-------------------------

(1) Options to purchase these shares were granted on April 15, 1996 pursuant to the 1996 Stock Option Plan, and the options were to expire on April 14, 1999. On April 13, 1999, the board of directors extended the expiration date for these options until April 13, 2001.

(2) Options to purchase these shares were granted on April 13, 1999 pursuant to the 1998 Plan and are fully vested and exercisable until April 13, 2001.

     During fiscal year 1999, neither Mr. Larkin nor Mr. Hennessey exercised any stock options. The fair market value of the Company's common stock as of October 31, 1999 exceeded the exercise price for both Mr. Larkin's and Mr. Hennessey's stock options. Accordingly, as of October 31, 1999, Mr. Larkin's and Mr. Hennessey's unexercised stock options had no value.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of common stock that are voted is required to elect each nominee for director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PERSON NOMINATED AS A DIRECTOR OF THE COMPANY.

                 PROPOSAL 3.   ADOPTION OF AN AMENDMENT TO THE
                             1998 STOCK OPTION PLAN

GENERAL

     On March 5, 1998, the board of directors adopted the 1998 Plan for the benefit of the directors, officers, employees and consultants of the Company. The 1998 Plan is intended to attract and retain the services of qualified officers, employees and directors while providing an incentive for such persons to make a maximum contribution to the Company's success.

     A total of 500,000 shares of common stock are reserved for issuance under the 1998 Plan and stock options have been granted for all 500,000 shares. In order to provide the Company with the ability to issue additional options under the 1998 Plan, the board of directors of the Company has proposed for shareholder approval an amendment to the 1998 Plan to increase the number of shares of the Company's common stock reserved for issuance upon exercise of stock options granted under the 1998 Plan from 500,000 shares to 2,000,000 shares.

     The purpose of the amendment to the 1998 Plan is to enable the board of directors to issue additional options to qualified officers, employees and directors. If the plan, as amended, is approved by the shareholders of the Company, the amendment to the plan will become effective as of the date of the Meeting. If the amended plan is not approved by the Company's shareholders, the plan and options previously granted or granted in the future under the plan will not be affected. The board of directors believes that it is in the best interest of the Company and its shareholders to approve the proposed amendment to the 1998 Plan.

SUMMARY OF THE 1998 PLAN

     The major provisions of the 1998 Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the 1998 Stock Option Plan as set forth in Exhibit "B" to this proxy statement.

ADMINISTRATION

     The board of directors or a committee appointed by the board administers the 1998 Plan. The board of directors reserves the power to remove members and add members to the committee. The board of directors or an appointed committee determines, among other prescribed duties, the amount of any option grants, the beneficiary of any options grants and the classification of the option grants as either incentive stock options or non-incentive stock options. In addition, the board's or appointed committee's interpretation of the provisions and construction of the 1998 Plan is binding and conclusive on all optionees and their legal representatives and beneficiaries.

ELIGIBILITY

     Any employee may be granted incentive stock options under the 1998 Plan. Any employee, officer, director or consultant of or other person rendering services to the Company may be granted non-incentive stock options under the 1998 Plan, if in each instance, the board or appointed committee determines that such person performs services of special importance to the management, operation and development of the business of the Company.

TERMS AND CONDITIONS OF STOCK OPTIONS

     All options granted under the 1998 Plan are evidenced by written agreements the form of which will be determined by the board or appointed committee. Each stock option agreement contains a grant date, the number of shares subject to the option, the exercise price, and the vesting schedule and the expiration date of the options. The exercise price for incentive options granted to an employee, who is not a 10% shareholder, cannot be less than the par value nor less than the fair market value of the shares on the grant date; additionally, the exercise price for an incentive option granted to an employee who is a 10% shareholder cannot be less than the par value nor less than 110% of the fair market value of the shares on the grant date. The exercise price for non-incentive stock options granted to any employee, officer or director of the Company cannot be less than the par value of the shares. Options may be exercised by submitting written notice to the Company disclosing the number of shares to be exercised along with the full purchase price for such shares. The Company will accept cash or a certified check as payment for exercised options. In addition, the board or appointed committee may modify, extend or renew outstanding options granted under the

1998 Plan; however, the board or appointed committee may not, without prior consent from the optionee, alter or impair any rights or obligations under any option granted under the 1998 Plan.

TRANSFERABILITY

     During the lifetime of the optionee, an incentive stock option must be exercisable by the optionee only and cannot be assignable or transferable. In the event of the optionee's death, the incentive stock options will only be transferable by will or the laws of descent and distribution. The board or appointed committee determines the restrictions on transferability, if any, relating to non-incentive stock options, and any such restriction will be disclosed in the non-incentive stock option agreement.

ACCELERATION OF AWARDS UPON CHANGE IN CONTROL

     If the Company is to be dissolved or liquidated or if the Company will not be the surviving corporation in a merger or consolidation; then each outstanding option will be terminated, provided that each optionee receives the opportunity, immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise the option in whole or in part.

AMENDMENT AND TERMINATION

     The board or appointed committee may from time to time suspend, discontinue, revise or amend the 1998 Plan; however, the shareholders of the Company must approve any revision or amendment to the 1998 Plan that would increase the number of shares subject to the 1998 Plan or change the class of employees eligible to receive options.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, non-incentive stock options without ascertainable fair market value at grant are not taxed to the participant until exercised or otherwise disposed of. If the option is exercised, the participant realizes compensation income equal to the fair market value of the stock at the time it is transferred to him or her less the amount paid for it (the option or exercise price). If the Company satisfies its tax withholding obligations arising from the exercise of the options, it would receive a business expense deduction for the amount that the participant must include in gross income as compensation because of the exercise of a non-incentive stock option. This deduction is taken for the same year in which or within which that income is taxable to the participant. If the participant later sells the stock, any subsequent gain or loss would be capital in nature.

     In general, with respect to incentive stock options no income to a participant will result for federal tax purposes upon either the granting or the exercise of an option under the 1998 Plan. If the participant later sells the acquired stock at least two years after the date the option is granted and at least one year after the transfer of the acquired stock to the participant, the participant would realize capital gain or loss equal to the difference between the option price and the proceeds of the sale. If the participant's gain is taxed as capital gain, the Company would not be allowed a business expense deduction. If the participant disposes of the acquired stock before the end of the required holding periods, then the participant would realize ordinary income in the year of disposition equal to the lesser of: (i) the difference between the option price and the fair market value of the stock on the exercise date, or
(ii) if the disposition is a taxable sale or exchange, the amount of gain realized, and the Company would receive an equivalent deduction.

     With respect to non-vested stock options, the participant would generally realize ordinary income in the year the shares of common stock covered by the award become vested, non-forfeitable or fully transferable, in an amount equal to the fair market value of the shares less the exercise price on the date they become non-forfeitable or fully transferable. In such year, the Company would be entitled to an equivalent deduction. If the participant later sells the stock, any subsequent gain or loss would be capital in nature. Further, the participant may elect within thirty (30) days of the date of grant to treat the award as ordinary income in the year of grant. If the participant makes such an election, then the Company would be entitled to an equivalent deduction. However, if the participant makes such an election within thirty days of the grant and the covered options never vest, then the participant will not receive a subsequent deduction to income equal to the amount included as income in the year of the grant.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of common stock that are voted is required to approve the proposal to amend the Company's stock option plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE AMENDMENT OF THE 1998 PLAN DESCRIBED ABOVE.

                       PROPOSAL 4.   INDEPENDENT AUDITORS

     Morgan Jacoby Thurn Boyle & Associates, P.A. ("Morgan Jacoby"), independent public accountants, currently serves as the Company's independent auditors. Morgan Jacoby acted as auditors of the Company for the fiscal year ended October 31, 1999. The board of directors has selected Morgan Jacoby to audit the accounts of the Company for the fiscal year ending October 31, 2000. A representative of Morgan Jacoby will be present at the meeting, be available to respond to appropriate questions, and have the opportunity to make statements should he desire to do so.

     The affirmative vote of a plurality of the shares of common stock that are voted is required to ratify the appointment of Morgan Jacoby.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MORGAN JACOBY THURN BOYLE & ASSOCIATES, P.A. AS INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Company's fiscal 2000 Annual Meeting of Shareholders must be received by the Company by October 1, 2000, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Any proposals by shareholders intended to be presented at the fiscal 2000 Annual Meeting outside of the Company's proxy solicitation process will be considered untimely if notice of such proposal is not given to the Secretary of the Company by December 15, 2000. In the case of untimely notice, persons named in the proxies solicited by the Company for that meeting (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

     As of the date of this proxy statement, we know of no other business to be presented for action at the Meeting and do not intend to present any other matters. However, if any other shareholder proposals or other business should come before the Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            PROXY SOLICITATION COSTS

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's officers, employees or agents may solicit proxies by telephone or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and the Company may reimburse them for any out-of-pocket expenses incurred in connection therewith.

Fort Pierce, Florida
          , 2000

                                                                     EXHIBIT "A"

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         PRO TECH COMMUNICATIONS, INC.

     Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, Pro Tech Communications, Inc., a Florida corporation (the "Corporation"), certifies that:

     These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of shares of the common stock of the Corporation, and the shareholders of the Corporation approved such amendments at
an annual shareholders' meeting duly held on           , 2000. The number of
votes cast in favor of the amendments was sufficient for approval by the holders of the common stock of the Corporation. These Amended and Restated Articles of Incorporation were duly adopted, and proposed and recommended for action by the shareholders, by the Board of Directors at a meeting of the Board of Directors held on April 27, 2000.

     The text of the Articles of Incorporation, as amended, of the Corporation is hereby amended and restated in its entirety, effective as of the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of Florida, to read as follows:

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         PRO TECH COMMUNICATIONS, INC.

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Pro Tech Communications, Inc.

                                   ARTICLE II

                                PRINCIPAL OFFICE

     The mailing address of the principal office of this Corporation is:

                          3311 Industrial 25th Street
                           Fort Pierce, Florida 34946

                                  ARTICLE III

                                    PURPOSE

     This Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLE IV

                                 CAPITAL STOCK

     A. The aggregate number of shares which the corporation is authorized to issue is Forty-One Million (41,000,000) shares, consisting of:

          (1) Forty Million (40,000,000) shares of common stock with a par value of $.001 per share (the "Common Stock"); and

          (2) One Million (1,000,000) shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").

     B. The preferences and relative, participating or other rights of the preferred stock, and the qualifications, limitations or restrictions thereof are as follows:

          (1) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

          (2) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

             (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

             (b) the preferences and relative, participating, optional or other special rights, if any, with respect to any class or series;

             (c) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

             (d) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

             (e) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

             (f) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class of classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expresses or provided for in such resolution or resolutions; and

             (g) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

                                   ARTICLE V

                          REGISTERED OFFICE AND AGENT

     The street address of the registered office of this Corporation is 3732 N.W. 16th Street, Fort Lauderdale, Florida 33311 and the name of the registered agent of this Corporation at that address is Filings, Inc., a Florida corporation.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

     The Corporation shall initially have one (1) director to hold office until the first annual meeting of shareholders and his successor shall have been duly elected and qualified, or until his earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation.

                                  ARTICLE VII

                                INDEMNIFICATION

     The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                                  ARTICLE VIII

                                   AMENDMENT

     This Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated
Articles of Incorporation as of the                day of           , 2000.

                                          --------------------------------------
                                          Richard Hennessey, President
                                          Pro Tech Communications, Inc.

STATE OF FLORIDA
COUNTY OF

     The foregoing instrument was acknowledged before me this                day
of           , 2000, by Richard Hennessey, President of Pro Tech Communications,
Inc., a Florida corporation, on behalf of the corporation. He is personally
known to me or has produced                as identification.

                                          --------------------------------------
                                          NOTARY PUBLIC

                                          --------------------------------------
                                          Type or Print Name

                                                                     EXHIBIT "B"

                         PRO TECH COMMUNICATIONS, INC.
                  AMENDED AND RESTATED 1998 STOCK OPTION PLAN

     1. Purpose. The purpose of the 1998 Stock Option Plan of PRO TECH COMMUNICATIONS, INC. is to provide incentive to employees, including officers, directors and consultants of the Corporation, as defined below, to encourage such individuals proprietary interest in the Corporation, to encourage such individuals to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability.

     2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

          (d) "Common Stock" shall mean Company's common stock, par value $.001 per share.

          (e) "Company" shall mean Pro Tech Communications, Inc., a Florida corporation.

          (f) "Corporation" shall mean and include the Company and any parent or subsidiary corporation thereof, within the meaning of Section 425 of the Code.

          (g) "Disability" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of
     Section 22(e)(3) of the Code.

          (h) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of section 422A(a)(2) of the Code and the regulations thereunder).

          (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

          (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or Committee. In no case shall Fair Market Value be less than the par value of a Share of the Common Stock, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

          (k) "Incentive Stock Option" shall mean an Option described in Code section 422A(b).

          (l) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (m) "Option" shall mean a stock option granted pursuant to the Plan.

          (n) "Optionee" shall mean a person to whom an Option has been granted.

          (o) "Plan" shall mean this Pro Tech Communications, Inc. 1998 Stock Option Plan.

          (p) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

          (q) "Share" shall mean one share of Common Stock.

          (r) "Ten Percent Shareholder" shall mean any Employee who, at the time of the grant of an Option, owns (or is deemed to own, under Sections 422A(b)(6) and 425(d) of the Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

     3. Effective Date. This Plan was adopted by the Board as of March 5, 1998, and this Plan was amended and restated with shareholder approval as of
          , 2000. In order for an Option under the Plan to be accorded Incentive Stock Option treatment under the Code, this Plan must be approved by the Company's stockholders at a duly-held meeting of the Company's stockholders within 12 months after the date the Plan was adopted by the Board. All Incentive Stock Options granted under the Plan are made contingent upon such stockholder approval of the Plan. If stockholder approval is not obtained within such period, all Incentive Stock Options previously granted under the Plan shall be deemed to be, and treated under the Code as, a Nonstatutory Stock Option.

     4. Administration. The Plan shall be administered by the Board or a Committee appointed by the Board consisting of not less than two members. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board or Committee shall from time to time at its discretion shall determine who shall be granted Options, the number of Shares to be optioned to each and the designation of such Options as Incentive Stock Options or Nonstatutory Stock Options. The interpretation and construction by the Board or the Committee of any provisions of the Plan or of any Option granted thereunder shall be binding and conclusive on all Optionees and their legal representatives and beneficiaries.

     5. Eligibility. Any Employee may be granted Incentive Stock Options under the Plan and any Employee or officer, director, consultant of or other person rendering services to, the Corporation may be granted Nonstatutory Stock Options under the Plan if, in each instance, the Board or Committee determines that such person performs services of special importance to the management, operation and development of the business of the Corporation.

     6. Stock. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 1,500,000. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that an Option outstanding under the Plan expires for a reason or is terminated, the Shares allocable to the unexercised portion of such Option shall again be available for grant of Options under the Plan.

     The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 9 hereof.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Date of Grant. Each Option shall specify its effective date (the "date of grant"), which shall be the date specified by the Board or Committee in its action relating to the grant of the Option, but which date shall not be earlier than the date of the determination by the Board or Committee to grant such Option nor more than thirty days after such date.

          (b) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof.

          (c) Exercise Price. Each Option shall state the Exercise Price, which price shall be determined by the Board or Committee, provided however, that the Exercise Price (i) in the case of an Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder, shall not be less than the par value nor less than the Fair Market Value of the Shares to which the Option relates on the date of grant, (ii) in the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder, shall not be less than the par value nor less than 110% of the Fair Market Value of the Shares to which the Option relates on the date of grant, and (iii) in the case of a Nonstatutory Stock Option granted to any Employee or officer or director of the Corporation, shall not be less than the par value of the Shares to which the Option relates. The Exercise Price of an Option shall be subject to adjustment in accordance with Section 9 hereof. The Company may, at its discretion, permit the cashless exercise of Options in accordance with the procedures and restrictions established by the Board or the Committee.

          (d) Exercise of Options and Medium and Time of Payment. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment in cash or by certified check of the full Purchase Price therefor and the amount of any withholding tax obligation of the Corporation as described in Section 14(a) hereof. No Share shall be issued until full payment therefor has been made.

          (e) Term and Exercise of Options; Non-Transferability of Incentive Stock Options. Subject to Section 10 hereof, Options may be exercised as determined by the Board or Committee and as stated in the written agreement evidencing the Option, provided, however, that no Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder shall be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date it is granted. In addition, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and all other plans maintained by the Corporation) shall not exceed $100,000. During the lifetime of the Optionee, an Incentive Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Incentive Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. Restrictions on the transfer of Nonstatutory Stock Options, if any, shall be determined by the Board and set forth in each Nonstatutory Stock Option Agreement.

          (f) Termination of Employment. In the event that an Optionee shall cease to be employed by the Corporation for any reason, such Optionee (or the heirs or legatees of such Optionee, if applicable) shall have the right, subject to the restrictions of Subsection (e) hereof, to exercise the Option at any time within three (3) months after such termination of employment (twelve (12) months if the termination was due to the death or Disability of the Optionee or, in the case of a Nonstatutory Stock Option, retirement) to the extent that, on the day preceding the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the option agreement pursuant to which such Option was granted, and had not previously been exercised.

          For this purpose, the employment relationship will be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board and, in the case of an Optionee who has received an Incentive Stock Option, only to the extent permitted under Section 422A of the Code and the regulations promulgated thereunder). Moreover, in the case of an Optionee who has been granted an Incentive Stock Option, employment shall, in no event, be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

          (g) Rights as a Shareholder. An Optionee or, in the case of an Incentive Stock Option, a transferee of a deceased Optionee or, in the case of a Nonstatutory Stock Option, a permitted transferee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9.

          (h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan. Moreover, in the case of any modification, extension or renewal of an Incentive Stock Option, all of the requirements set forth herein shall apply in the same manner as though a new Incentive Stock Option had been granted to the Optionee on the date of such modification, extension or renewal, but only if such modification, extension or renewal is treated, under Section 425(h) of the Code, as the granting of a new option.

          (i) Identification of Option. Each Option granted under the Plan shall clearly identify its status as an Incentive Stock Option or Nonstatutory Stock Option.

          (j) Other Provisions. The option agreements authorized under the Plan shall contain, in addition to those provisions provided in Section 7(e) hereof, such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of any Option, and restrictions upon the transfer of Shares received upon exercise of Options, as the Board or Committee shall deem advisable.

     8. Term of Plan. Options may be granted pursuant to the Plan ten years from March 5, 1998.

     9. Recapitalization. Subject to any required action by the shareholders and the last sentence of subsection 7(h) hereof, the number of Shares covered by this Plan as provided in Section 6, the number of Shares covered by each outstanding Option, and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in a number of issued Shares resulting from a subdivision or consolidation of Shares, stock split, or the payment of a stock dividend.

     Subject to any required action by the shareholders of the Company and the last sentence of Subsection 7(h) hereof, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation to exercise the Option in whole or in part, subject to limitations on exercisability of Options under Sections 7(e) and (f) hereof.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Section 9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     10. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof (including the furnishing by the Optionee of an appropriate investment letter); (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.

     11. Amendment of the Plan. The Board or Committee may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall:

          (a) Increase the number of Shares subject to the Plan; or

          (b) Change the designation in Section 5 of the Plan of the class of Employees eligible to receive options.

          (c) Amend this Section 11 to defeat its purpose.

     12. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes or as otherwise determined by the Board.

     13. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     14. Withholding.

          (a) Nonstatutory Options. Whenever Shares are to be delivered upon exercise of a Nonstatutory Option, the Corporation shall be entitled to require as a condition of delivery that the Optionee remit to the Corporation an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to the exercise of the Option.

          (b) Incentive Stock Options. The acceptance of Shares upon exercise of an Incentive Stock Option shall constitute an agreement by the Optionee (unless and until the Corporation shall notify the Optionee that it is relieved, in whole or in part, of its obligations under this Section 14(b))
     (i) to notify the Corporation if any or all of such Shares are disposed of by the Optionee within two years from the date the Option was granted or within one year from the date the Shares were transferred to the Optionee pursuant to this exercise of the Option, and (ii) to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is in the employ of the Corporation at the time of such disposition.

     15. Governing Law. The Plan shall be governed by the laws of the State of Florida.

                          PRO TECH COMMUNICATIONS, INC.
                           3311 INDUSTRIAL 25TH STREET
                           FORT PIERCE, FLORIDA 34946

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith Larkin and Richard Hennessey and each of them individually, as proxies, each with full powers the undersigned would possess if personally present, and each with full power of substitution, to represent and vote all of the shares of common stock of Pro Tech Communications, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on ______________ ___, 2000 or any adjournments or postponements thereof, on the following proposals:

1.       Amendment to the Articles of Incorporation of the Company to:

(a) increase the authorized number of shares of the Company's common stock from 10,000,000 to 40,000,000 shares; and

(b)      create 1,000,000 shares of the Company's blank check preferred stock.

                         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

2.       Election of Directors

         FOR all nominees listed below (except as marked to the contrary) [ ]

         WITHHOLD AUTHORITY to vote for all nominees listed below  [ ]

                       Keith Larkin and Richard Hennessey
(to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

    -------------------------------------------------------------------------

3. To approve the amendment of the Company's 1998 Stock Option Plan to increase the number of shares of common stock available for issuance under the Plan from 500,000 shares to 2,000,000 shares.

                         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

4. To ratify the appointment of Morgan Jacoby Thurn Boyle & Associates, P.A. as independent auditors for the fiscal year ending October 31, 2000.

                         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

With respect to such other matters that may properly come before the Annual Meeting or any adjournments or postponements of the

Annual Meeting, the proxies named above are authorized to vote upon those matters in their discretion.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is indicated, this proxy will be voted as recommended by the board of directors for all proposals.

Your shares cannot be voted unless you sign, date and return this card.

                                           Dated:                     , 2000
                                                   -------------------

--------------------------------           -----------------------------------
            Signature                                   Signature

--------------------------------           -----------------------------------
   Printed Name of Shareholder                  Printed Name of Shareholder

--------------------------------           -----------------------------------
   Number of Shares Owned                           Number of Shares Owned

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE